Exhibit 10.17

   Reply To The Transfer Of The Transfer Of The Stock Rights Of Jiaozuo Yi Wan
          Maple Leaf High Technology Agricultural Development Co., Ltd.

To Jiaozuo Yi Wan Maple Leaf High Technology Agricultural Development Co., Ltd.:

Your application for the transfer of the stock rights of Jiaozuo Yi Wan Maple
Leaf High Technology Agricultural Development Co., Ltd. has been examined. The reply is as follows:

1.   We agree that the former cooperative parties of Yi Wan Maple Leaf High
     Technology Agricultural Development Co., Ltd.: Shun'ao Industry and
     Commerce Company of Shunde City and Yi Wan Group, Inc.can transfer their
     10% and 90% of stock rights respectively to Jiaozuo Linhai Development Co.,
     Ltd.

2.   We agree that the former cooperative parties of Yi Wan Maple Leaf High
     Technology Agricultural Development Co., Ltd. can fix a price for the right of land use, the buildings and other attached articles on the land and then transfer them to JiaozuoLinhai Development Co., Ltd.

3.   The former approval certificate of the cooperative companies (Certificate
     No. Wai Jing Mao Yu Fu Jiao Zi Zi <1998>0009) is invalid and taken back.

4.   All the registration procedures must be handled within the fixed time limit.

5.   The registration and documents for record should be presented to us in time.

                               Jiaozuo Foreign Trade Economic Cooperative Bureau
                                                                   Dec. 23, 2002

Key words: Stock Rights, Transfer, Reply

The Administrative Service Center of Jiaozuo Foreign Trade Economic Cooperative
Bureau

                                                         Issued on Dec. 23, 2002